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                                                                    EXHIBIT 4.10

                    FOURTH AMENDMENT TO CREDIT AGREEMENT


        THIS FOURTH AMENDMENT TO CREDIT AGREEMENT ("Fourth Amendment") effective as of January 12, 1996 (the "Fourth Amendment Effective Date") is made and entered into by and among SEAGULL ENERGY CANADA LTD. (the "Borrower"), a corporation duly organized and validly existing under the laws of the Province of Alberta, Canada, the banking institutions from time to time a party to the Credit Agreement (as hereinafter defined) as amended by this Fourth Amendment (each, together with its successors and assigns, a "Bank" and collectively, the "Banks"), CHEMICAL BANK OF CANADA, as arranger and as administrative agent for the Banks (in such capacity, the "Administrative Agent"), THE BANK OF NOVA SCOTIA, as paying agent and co-agent for the Banks (in such capacity, the "Paying Agent"), and CANADIAN IMPERIAL BANK OF COMMERCE (in such capacity, the "Co-Agent"), as co-agent for the Banks.


                                  RECITALS

        WHEREAS, the Borrower, the Administrative Agent, the Paying Agent, the Co-Agent and the Banks are parties to a Credit Agreement dated as of December 30, 1993, as amended by the First Amendment to Credit Agreement dated as of May 24, 1994, the Second Amendment to Credit Agreement dated as of June 30, 1994 and the Third Amendment to Credit Agreement dated as of March 10, 1995 (collectively, the "Credit Agreement"); and

        WHEREAS, the Borrower, the Administrative Agent, the Paying Agent, the Co-Agent and the Banks have agreed, on the terms and conditions herein set forth, that the Credit Agreement be amended in certain respects;

        NOW, THEREFORE, IT IS AGREED:

        Section 1. Definitions. Terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein unless otherwise provided herein.

        Section 2. Waiver of Default. The Administrative Agent, the Paying Agent, the Co-Agent and the Banks hereby waive any default occurring before the effectiveness of this Fourth Amendment and resulting from a breach of Section
10.2 of the Credit Agreement with respect to liens held by third parties relating to any margin account balances of the Parent or any of its Subsidiaries with respect to exchange traded contracts for the delivery of natural gas, where such margin account balances exceed in the aggregate, and together with debt secured by liens not otherwise permitted under Section 10.2 of the Credit Agreement, U.S. $3,000,000.

        Section 3. Amendments to the Credit Agreement. On and after the Fourth Amendment Effective Date, the Credit Agreement shall be amended as follows:

        Section 10.2 of the Credit Agreement is hereby amended by deleting the word "and" following the semi-colon at the end of clause (x), changing the period (.) at the end of clause (y) to a semi-colon (;) and inserting the word "and" after such semi-colon and by adding a new clause (z), such clause (z) to read in its entirety as follows:
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                   (z) Liens (i) granted to or existing in favor of third
            parties on margin accounts of the Parent or any of its Subsidiaries relating to exchange traded contracts for the delivery of natural gas pursuant to which the Parent or any such Subsidiary intends to take actual delivery of such natural gas within forty (40) days from the then current date in the ordinary course of business and not for speculative purposes, and (ii) on margin accounts of the Parent or any of its Subsidiaries relating to exchange traded contracts for the delivery of natural gas, provided, however, the aggregate balance of the margin accounts subject to the Liens permitted by this clause (ii) shall not exceed from time to time U.S. $10,000,000.

        Section 4. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the other Loan Documents (except as specifically set forth in Section 2 of this Fourth Amendment), or (b) except as expressly set forth herein, prejudice any right or rights which the Banks may now have or may have in the future under or in connection with the Credit Agreement, the Loan Documents or any of the other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Credit Agreement, the Notes, and any other Loan Documents or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this Fourth Amendment and any of the foregoing documents, the terms of this Fourth Amendment shall be controlling.

        Section 5. Payment of Expenses. The Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, to reimburse and save the Agents harmless from and against liability for the payment of all reasonable substantiated out-of-pocket costs and expenses arising in connection with the preparation, execution, delivery, amendment, modification, waiver and enforcement of, or the preservation of any rights under this Fourth Amendment, including, without limitation, the reasonable fees and expenses of any local or other counsel for the Administrative Agent, and all stamp taxes (including interest and penalties, if any), recording taxes and fees, filing taxes and fees, and other charges which may be payable in respect of, or in respect of any modification of, the Credit Agreement and the other Loan Documents. The provisions of this Section shall survive the termination of the Credit
Agreement and the repayment of the Loans.

        Section 6. Governing Law. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE PROVINCE OF ALBERTA AND OF CANADA FROM TIME TO TIME IN EFFECT.

        Section 7. Descriptive Headings, etc. The descriptive headings of the several Sections of this Fourth Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

        Section 8. Entire Agreement. This Fourth Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof, including, without limitation, any commitment letters regarding the transactions contemplated by this Fourth Amendment.




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        Section 9.  Counterparts. This Fourth Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.

        Section 10. Amended Definitions. As used in the Credit agreement (including all Exhibits thereto) and all other instruments and documents executed in connection therewith, on and subsequent to the Fourth Amendment Effective Date the term "Agreement" shall mean the Credit Agreement as amended by this Fourth Amendment.

        IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered by their respective duly authorized offices and effective as of the date first above written.

                                        SEAGULL ENERGY CANADA LTD.,
                                        a Texas corporation



                                        By: /s/ ROBERT W. SHOWER
                                            ----------------------------
                                            Robert W. Shower
                                            Vice Chairman and
                                            Chief Financial Officer





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                                        CHEMICAL BANK OF CANADA
                                        individually and as Arranger
                                        and as Administrative Agent

                                        By: /s/ DAVID MCGORMAN
                                            ---------------------------------
                                            Name: David McGorman
                                            Title: Vice President


                                        By: /s/ DALE G. BLUE
                                            ---------------------------------
                                            Name: Dale G. Blue
                                            Title:



                                        THE BANK OF NOVA SCOTIA, as Paying
                                        Agent, as Co-Agent and as a Bank


                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:


                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:



                                        CANADIAN IMPERIAL BANK OF COMMERCE,
                                        as Co-Agent and as a Bank


                                        By: /s/ CAROL D. ROGERS
                                            ---------------------------------
                                            Name: Carol D. Rogers
                                            Title: Director



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                                        ABN AMRO BANK CANADA


                                        By: /s/ ROBERT DUFFIELD
                                            ---------------------------------
                                            Name: Robert Duffield
                                            Title: Vice President


                                        By: /s/ P.K. CHAN
                                            ---------------------------------
                                            Name: P.K. Chan
                                            Title: Vice President, Credit



                                        PARIBAS BANK OF CANADA


                                        By: /s/ JOHN PLANT
                                            ---------------------------------
                                            Name: John Plant
                                            Title: Vice President


                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:



                                        MELLON BANK CANADA


                                        By: /s/ J.L. CAVANAUGH
                                            ---------------------------------
                                            Name: J.L. Cavanaugh
                                            Title: Vice President



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                                        NBD BANK, CANADA


                                        By: /s/ J.S. BEADLE
                                            -----------------------------------
                                            Name: J.A. Beadle
                                            Title: Assistant Vice President

                                        By: /s/ J.A. HYNES
                                            -----------------------------------
                                            Name: J.A. Hynes III
                                            Title: Vice President



                                        SOCIETE GENERALE (CANADA)


                                        By
                                            -----------------------------------
                                            Name:
                                            Title:



                                        THE BANK OF TOKYO CANADA


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:



                                        CREDIT LYONNAIS CANADA


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:




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                                        BANK OF MONTREAL


                                        By: /s/ ROBERT J. ROBERTS
                                            -----------------------------------
                                        Name: Robert J. Roberts
                                        Title: Director, U.S. Corporate Banking

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        The undersigned hereby joins in the execution of this Fourth Amendment to evidence its consent hereto and its acknowledgment that the Guarantee shall continue to apply to the Credit Agreement, as amended hereby.


                                        SEAGULL ENERGY CORPORATION


                                        By: /s/ ROBERT W. SHOWER
                                            ---------------------------------
                                            Robert W. Shower
                                            Executive Vice President and
                                            Chief Financial Officer




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